UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2022

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events

On September 19, 2022, Ardelyx, Inc. (the “Company”) received a letter from The Nasdaq Global Market (“Nasdaq”) confirming that Ardelyx had regained compliance with Nasdaq Listing Rule 5450(a)(1) that requires companies listed on Nasdaq to maintain a minimum closing bid price of at least $1.00 per share to ensure continued listing (the “Listing Requirement”). The Company regained compliance with the Listing Requirement after the closing bid price for its common stock listed on Nasdaq equaled or exceeded $1.00 per share for ten (10) consecutive business days. The Company will remain in compliance with this Listing Requirement as long as the closing bid price of its common stock does not fall below $1.00 for thirty (30) consecutive business days. There can be no assurances that the Company will remain in compliance with the Listing Requirement.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2022	ARDELYX, INC.

	By:	/s/ Justin Renz
Justin Renz
Chief Financial Officer